Exhibit 99.1

Hologic Announces Preliminary Revenue Results for First Quarter of Fiscal 2025

– Revenue of $1,021.8 Million Grows 0.9% --

-- Revenue Increases 1.0% on Constant Currency Basis, In-Line with Guidance –

– GAAP and Non-GAAP EPS Expected to be Near High End of Guidance Ranges –

MARLBOROUGH, Mass. (January 12, 2025) – Hologic, Inc. (Nasdaq: HOLX) announced today preliminary revenue results for its first fiscal quarter ended December 28, 2024.

The Company expects to report total revenues of approximately $1,021.8 million, an increase of 0.9% compared to the prior year period, or 1.0% in constant currency.

“Our fiscal Q1 revenue finished in line with our guidance on a constant currency basis, as the strengthening of the U.S. dollar reduced revenue by approximately $9 million compared to when we provided guidance in early November,” said Karleen Oberton, the Company’s Chief Financial Officer.  “Despite this headwind, we expect GAAP and non-GAAP earnings per share to be near the high end of our guidance ranges.”

Global revenues by division are expected to be:

$s in millions	Preliminary Q1’25	Q1’24	Reported Change	Constant Currency Change
Diagnostics	$470.6	$447.8	5.1%	5.2%
Organic excluding COVID-19[1]	$422.9	$388.1	9.0%	9.1%
Breast Health	$369.1	$377.7	(2.3%)	(2.1%)
Organic excluding SSI and Endomagnetics[2]	$354.6	$377.0	(5.9%)	(5.8%)
GYN Surgical	$166.3	$162.2	2.5%	2.5%
Skeletal Health	$15.8	$25.4	(37.8%)	(37.4%)
Total	$1,021.8	$1,013.1	0.9%	1.0%
Organic revenue	$1,003.2	$1,004.4	(0.1%)	(0.0%)
Organic revenue excluding COVID-19[1,2]	$959.6	$952.7	0.7%	0.8%

1Preliminary Q1’25 organic Diagnostics excluding COVID-19 revenues exclude COVID-19 assay revenue of $16.9 million, COVID-19 related revenue of $26.7 million, and Blood Screening revenue of $4.1 million.
2Preliminary Q1’25 organic Breast Health revenues exclude SSI revenues of $0.3 million and Endomagnetics revenue of $14.2 million.

Hologic has not yet completed its financial close processes for the first quarter of fiscal 2025, therefore GAAP financial results for the quarter have not yet been finalized.  However, the Company expects GAAP and non-GAAP diluted earnings per share (EPS) to be toward the high-end of the guidance ranges provided on November 4, 2024.

Hologic intends to provide its full financial results for the first quarter on February 5, 2025.  Until that time, the preliminary revenue and expected GAAP and non-GAAP EPS results described in this press release are estimates only, are subject to the finalization of quarter-end financial and accounting procedures, and may differ materially from the actual results when they are finalized and publicly disclosed.  When the Company reports its first quarter results, it also expects to provide updated financial guidance for the second quarter and full year of fiscal 2025, following the completion of its quarterly forecasting process.

J.P. Morgan Healthcare Conference

Hologic is providing these updates in advance of its participation in the 43rd Annual J.P. Morgan Healthcare Conference, which begins tomorrow.  The Company will post its conference presentation to the investors section of its website at http://investors.hologic.com/. A live webcast of the Company’s presentation and question and answer session, which begins at 4:30 p.m. Eastern Time on Tuesday, January 14, 2025, also may be accessed there.  The webcast will be available for 30 days.

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues, organic revenues, organic revenues excluding COVID-19, and non-GAAP EPS.  Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period.  Organic revenue for the fiscal first quarter of 2025 excludes the divested Blood Screening and SSI ultrasound imaging businesses, and the acquired Endomagnetics business.  Both reported and organic revenue for the fiscal first quarter of 2025 exclude the acquired Gynesonics business, which closed in Hologic’s fiscal second quarter of 2025.  Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition.  Organic revenue excluding COVID-19 revenues is organic revenue less COVID-19 assay revenue, COVID-19 related sales of instruments, COVID-19 related revenue from Diagenode and Mobidiag, collection kits and ancillaries, as well as license revenue, and revenues from discontinued products.  The Company defines its non-GAAP EPS and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets; (ii) the impairment of goodwill and intangible assets and equipment, and charges for the purchase of intellectual property to be used in a development project that has no future alternative use; (iii) adjustments to record contingent consideration at fair value; (iv) charges to write-off inventory for a product line discontinuance; (v) restructuring charges, facility closure and consolidation charges (including accelerated depreciation), and costs incurred to integrate acquisitions (including retention, contract termination costs, legal and professional consulting services); (vi) transaction related expenses for acquisitions; (vii) the step-up to fair value for acquired inventory sold; (viii) debt extinguishment losses and related transaction costs; (ix) the unrealized (gains) losses on the mark-to-market of foreign currency contracts to hedge revenue and operating results for which the Company has not elected hedge accounting; (x) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xi) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (xii) the one-time discrete impacts related to internal restructurings and non-operational items; (xiii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xiv) income taxes related to such adjustments.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict.  The Company generally uses non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results and comparison to competitors' operating results.  Non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.  These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.  The Company's definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review, when they become available, the Company's consolidated financial statements and publicly filed reports in their entirety.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment.  For more information on Hologic, visit www.hologic.com.

Hologic and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions.  Such statements include, without limitation: financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance.  These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include, without limitation: the development of new or improved competitive technologies and products and competition; the anticipated development of markets the Company sells its products into and the success of the Company’s products in these markets; the Company’s ability to predict accurately the demand for its products, and products under development and to develop strategies to address markets successfully; the anticipated performance and benefits of the Company’s products; the Company’s business strategies; the effect of consolidation in the healthcare industry; the ability to execute acquisitions and the impact and anticipated benefits of completed acquisitions and acquisitions the Company may complete in the future; the coverage and reimbursement decisions of third-party payors; the uncertainty of the impact of cost containment efforts and federal healthcare reform legislation on our business and results of operations; the guidelines, recommendations, and studies published by various organizations relating to the use of the Company’s products; the Company’s ability to obtain and maintain regulatory approvals and clearances for its products, including the implementation of the European Union Medical Device and In Vitro Diagnostic Regulation requirements, and maintain compliance with complex and evolving regulations and quality standards, as well as the uncertainty of costs required to obtain and maintain compliance with such regulatory and quality matters; the possibility that products may contain undetected errors or defects or otherwise not perform as anticipated; the impact and costs and expenses of investigative and legal proceedings and compliance risks the Company may be subject to now or in the future; potential negative impacts resulting from climate change or other environmental, social, and governance and sustainability related matters; the impact of future tax legislation; the ongoing and possible future effects of global challenges, including macroeconomic uncertainties, such as inflation, bank failures, rising interest rates and availability of capital markets, wars, conflicts, other economic disruptions and U.S. and global recession concerns, on the Company’s customers and suppliers and on the Company’s business, financial condition, results of operations and cash flows and the Company’s ability to draw down its revolver; the effect of the worldwide political and social uncertainty and divisions, including the impact on trade regulations and tariffs, that may adversely impact the cost and sale of the Company’s products in certain countries, or increase the costs the Company may incur to purchase materials, parts and equipment from its suppliers; conducting business internationally; potential cybersecurity threats and targeted computer crime; the ongoing and possible future effects of supply chain constraints, including the availability of critical raw materials and components, as well as cost inflation in materials, packaging and transportation; the possibility of interruptions or delays at the Company’s manufacturing facilities, or the failure to secure alternative suppliers if any of the Company’s sole source third-party manufacturers fail to supply the Company; the ability to consolidate certain of the Company’s manufacturing and other operations on a timely basis and within budget, without disrupting the Company’s business and to achieve anticipated cost synergies related to such actions; the Company’s ability to meet production and delivery schedules for its products; the effect of any future public health pandemic or other crises, including the timing, scope and effect of U.S. and international governmental, regulatory, fiscal, monetary and public health responses to such crises; the ability to successfully manage ongoing organizational and strategic changes, including the Company’s ability to attract, motivate and retain key employees and maintain engagement and efficiency in remote work environments; the Company’s ability to protect its intellectual property rights; anticipated trends relating to the Company’s financial condition or results of operations, including the impact of interest rate and foreign currency exchange fluctuations; estimated asset and liability values; compliance with covenants contained in the Company’s debt agreements; and the Company’s liquidity, capital resources and the adequacy thereof.

The risks included above are not exhaustive.  Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact

Mike Watts
Corporate Vice President, Investor Relations
michael.watts@hologic.com
(858) 410-8514

Pete Sattler
Senior Manager, Investor Relations
peter.sattler@hologic.com
(619) 871-1606

SOURCE: Hologic, Inc.